KPMG                                                                Exhibit 23.2

     Chartered Accountants



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement, of American Banknote Corporation on Form S-4, of our report dated 14 August 1996 on the special purpose financial statements of Leigh Mardon Security Division (the "Economic Entity") as defined in Note 1 thereto, appearing in the Prospectus which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ KPMG
KPMG
Melbourne, Australia
January 8, 1998